KemPharm

Quarterly Update Call – Q4 and FY 2018

February 28, 2019

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about potential fast-track, breakthrough or expedited FDA review, the potential advantages and/or clinical utility of our product candidates, the timing of NDA submissions, our intellectual property position, the commercial launch of APADAZ®, and the period over which we expect our existing financial resources to fund operating expenses and capital expenditure requirements. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018, and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Quarterly Update Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Gordon K. "Rusty" Johnson** – Chief Business Officer

KemPharm Leverages its LAT™ Prodrug Technology to Improve the Attributes of Approved Drugs in Large Markets


Approved Drug with Sub-Optimal Properties
Ligand
Prodrug with Improved Attributes
Cleaved Drug through Human Metabolic Process

1) Select FDA-approved and widely prescribed drug for improvement
2) Chemically modify using a ligand to create a prodrug
   - Ligands – GRAS or demonstrated to be safe
   - Prodrugs generate composition-based patents
3) Following ingestion, normal human metabolic processes cleave the ligand and release the active drug

- Generates long-lived **composition-of-matter** patent protection
- Proprietary to KemPharm and **applicable across many therapeutic areas**

Key 2018 Highlights

KP415

- ✓ KP415 pivotal efficacy program completed – July 2018
- ✓ KP415 prodrug human abuse potential trials completed – September 2018

APADAZ®

- ✓ FDA approval – February 2018
- ✓ KVK Tech license agreement – October 2018

LAT™ Value Enhancement

- ✓ twoXAR collaboration – October 2018
- ✓ KP879 product candidate introduction – November 2018

Corporate/Financial

- ✓ Converted $3.3M of principal on our senior secured convertible note – June 2018
- ✓ Completed public offering with net proceeds of approx. $23.1M – October 2018
- ✓ Reduced debt by $9.6M by exchange into preferred shares – October 2018

Attention-Deficit/Hyperactivity Disorder:

KP415 and KP484
for the Treatment of ADHD

KP415 and KP484 Program Overview

- Two unique formulations of our prodrug of d-methylphenidate (serdexmethylphenidate, or SDX) addressing unmet needs within the ADHD market
- Composition-based patent expires in 2032; pending applications, if granted, may potentially expire in 2037; potentially NCE eligible; global patents issued
- Potential KP415 features and benefits
  - Once-daily dosing intended for most ADHD patients
  - Earlier onset and longer duration of therapeutic effect
  - Lower abuse potential
- Potential KP484 features and benefits
  - Once-daily dosing primarily for adults
  - Longer duration than other super-extended release ADHD products
  - Lower abuse potential

KP415 Clinical Trial Summary

- Single, pivotal efficacy trial
  - ADHD classroom design
  - Efficacy trial met its primary endpoint
  - Secondary endpoints of SKAMP-C, PERMP-A and PERMP-C support 30-minute onset of effect with duration up to 13 hours
- SDX human abuse potential (HAP) trials
  - Statistically significant differences in key HAP endpoints were observed between SDX and active comparators for all routes of administration studied:
    - Oral
    - Intranasal
    - Intravenous
  - Required by FDA for scheduling recommendation and labeling

KP415 & KP484 – Key Value Drivers

- NDA submissions
  - KP415 pre-NDA meeting delayed until Q2 2019 due to government shutdown
  - KP415 NDA submission to follow
  - KP484 NDA planned for 2020
- Strategic Partnering Process
  - Competitive process in late-stage discussions with a number of potential partners
  - Additional parties have joined the process since the December 2018 update
  - Previously engaged parties remain active
  - Partner discussions and diligence are focused on the market potential for KP415/KP484 and commercial implementation within each respective organization

APADAZ®

FDA Approved for the Short-Term Treatment of Acute Pain

APADAZ® Product and License Overview

- First prodrug of hydrocodone (benzhydrocodone) combined with acetaminophen to be approved by the FDA with differentiated properties and long-lived patents
- Multiple strengths now approved providing maximum prescribing flexibility:
  - 4.08 mg benzhydrocodone HCl / 325 mg APAP
  - 6.67 mg benzhydrocodone HCl / 325 mg APAP
  - 8.16 mg benzhydrocodone HCl / 325 mg APAP
- Commercial license agreement with KVK-Tech, Inc.
  - KemPharm eligible to receive up to an estimated $3.4M in pre-launch payments, milestones and cost reimbursements and additional milestone payments of up to $53M tied to specified net sales levels
  - Net profit share of up to 50% between KemPharm and KVK
  - Most costs and responsibilities shift to KVK; KemPharm remains engaged to support KVK's commercial launch

APADAZ® Launch Update

- Accelerate preparation and assistance for anticipated 2H 2019 APADAZ® commercial launch:
  - Technology and regulatory transfers (NDA) to KVK underway or complete
  - Manufacturing of commercial supply underway
  - Branded APADAZ and authorized generic now on compendia for all three approved strengths
  - Both products have pricing similar to generics
- Ongoing support of KVK's payor outreach efforts
  - Initiate regional pilot launches as early as 2H 2019
  - Outreach to a number of plans previously engaged in review of APADAZ as well as new plans through a broader outreach effort
  - Contract with and seek plan adoption for exclusive utilization of APADAZ as an alternative to currently available HC/APAP products in exchange for price parity with available generic products

LAT™

Unlocking Multiple Opportunities to Create Long-Term Value

KemPharm Product Pipeline and Partnered Asset

Category	Product Candidate	Parent Drug	Development Status	Next Milestone	Potential NDA Submission
ADHD	KP415	Methylphenidate (ER)	Clinical	NDA Submission	Q2 2019
	KP484	Methylphenidate (ER)	Clinical	Initiation of Efficacy Trial	2020
Stimulant Use Disorder	KP879	Methylphenidate (ER)	Preclinical	IND Submission	TBD
Partnered Asset	Apadaz®	Hydrocodone/ APAP	FDA Approved	Commercial Launch	N/A

Stimulant Use Disorder (SUD)

- Stimulant Use Disorder (SUD) is broadly defined as the abuse or misuse of cocaine, methamphetamine, or other stimulants
- Although there are therapies for opioid addiction (buprenorphine, methadone), there are currently no approved treatments for SUD
- Studies with agonist replacement therapies have shown promising data for treating SUD

U.S. Prevalence of Stimulant Abuse in 2016

	Stimulant Abuse Reported In Last 30 Days
Prescription Stimulants	1,700,000
Cocaine	1,900,000
Methamphetamine	~ 700,000
Total:	4,300,000

Source: Substance Abuse and Mental Health Services Administration. (2017). HHS Publication No. SMA 17-5044, NSDUH Series H-52.

KP879 for the Treatment of SUD

- Potential KP879 features and benefits:
  - Stand-alone formulation of serdexmethylphenidate (SDX)
  - Releases d-methylphenidate, a dopamine reuptake inhibitor (similar pharmacology as abused stimulants)
  - Very gradual onset of blood concentrations of released d-methylphenidate followed by sustained release
  - Low oral, IN, and IV abuse potential
- Focus of initial clinical studies
  - High dose PK
  - High-dose safety
  - Effect size in different treatment populations
- May qualify for FDA fast track, breakthrough therapy and/or priority review
- May qualify for orphan designation depending on exact indication and target population

KemPharm Prodrug Technology Collaboration with twoXAR

- Technology collaboration to develop prodrug-based therapies for multiple therapeutic areas outside of KemPharm's product focus and core expertise
- Combines KemPharm's LAT™ technology to potentially create new prodrugs with twoXAR's artificial intelligence (AI)-based technology
- Potentially create new prodrugs designed to:
  - Improve profile of drug candidate
  - Generate long-lived composition-of-matter patents
  - Address unmet patient needs
- Under this agreement, KemPharm will begin initial research to discover a prodrug product candidate for Novoxar, a wholly-owned subsidiary of twoXAR
  - KemPharm eligible to receive license fees, milestone payments and royalties on commercial sales of developed product(s)

Financial Update

Q4 2018 Financial Results

- Q4 2018 net loss of $5.2M, or $0.20 per basic share, and $0.21 per diluted share, vs. Q4 2017 net loss of $10.6M, or $0.72 per basic and diluted share
  - Net loss for Q4 2018 primarily due to operating loss of $9.3M and net interest expense and other items of $1.6M, partially offset by non-cash fair value adjustment income of $5.7M
  - Operating loss increased to $9.3M for Q4 2018 compared to $8.2M for Q4 2017, primarily due to increases of $0.8M in R&D expenses and $0.4M in G&A expenses, respectively

FY 2018 Financial Results

- FY 2018 net loss of $56.5M, or $3.15 per basic and diluted share, vs. FY 2017 net loss of $43.4M, or $2.96 per basic and diluted share
  - Net loss for FY 2018 primarily due to operating loss of $55.9M and net interest expense and other items of $6.5M, partially offset by non-cash fair value adjustment income of $6.0M
  - Operating loss increased to $55.9M for FY 2018 compared to $33.4M for FY 2017, primarily due to and increase of $21.2M in R&D expenses and $1.6M of severance expense in 2018, partially offset by a decrease of $0.3M in G&A expense
- As of December 31, 2018, total cash and investments[1] were $22.4M, which was an increase of $8.3M compared to September 30, 2018
- Based on the current forecast, existing resources are expected to fund operating expenses and capital expenditure requirements into, but not through, Q3 2019

1 - Includes cash, cash equivalents, restricted cash and marketable securities

Financial Update

- Added financial flexibility to execute on development and partnering strategy:
  - Completed an underwritten public offering of 8.3M shares in October 2018, receiving net proceeds of approx. $23.1M
  - Reduced debt by $9.6M via exchange into preferred shares
  - Entered into a $15M equity line of credit (ELOC) facility with Lincoln Park Capital
  - Taken together, these additional resources as well as managing our cash burn rate potentially extend our cash runway up to KP415 approval
- Addressing long-term financial stability:
  - KP415/KP484 partnership opportunity
  - APADAZ commercial launch and revenue
  - Prodrug technology partnerships
  - Non-dilutive debt reduction

KemPharm Value Proposition

KP415/KP484 provide near-term, potentially high value opportunities

- Partnership
- NDA submission
- Approval
- Launch with partner into a large market

Building future value

- KP879
- Value realization with other assets (i.e. APADAZ, other opioids)
- Continue to advance our development product pipeline
- R&D collaborations (i.e. twoXAR, Genco)